UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2012

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-118873	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Warrant Amendment Transaction

On July 10, 2012, MHI Hospitality Corporation (“MHI” or the “Company”) entered into an amendment (the “Warrant Amendment”) of the warrant (the “Warrant”) to purchase 1,900,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issued on April 18, 2011 (and previously amended on December 21, 2011) in favor of Essex Illiquid, LLC and Richmond Hill Capital Partners, LP (collectively, the “Investors”). The Investors are also the collective holders of all the issued shares of the Company’s Series A Cumulative Redeemable Preferred Stock (the “Preferred Stock”).

In connection with the Warrant Amendment, the Company’s board of directors (the “Board”) established a modified Excepted Holder Limit (as defined in the Company’s Articles of Amendment and Restatement) for the Investors, permitting the Investors and their affiliated group to acquire up to an aggregate of the lesser of (i) 500,000 shares of Common Stock and (ii) 5.0% of the issued and outstanding shares of Common Stock as of the effective date of the Warrant Amendment (excluding Common Stock held in treasury by the Company, if any) in addition to the Warrant Shares (as defined in the Warrant), subject to equitable adjustment for any stock splits, reverse splits or stock dividends in respect of Common Stock (the “Additional Authorized Shares”). Pursuant to the Warrant Amendment, if the Investors hold any Additional Authorized Shares at the time the Warrant is exercised, the Investors will be required to certify to the Company compliance with certain beneficial ownership limits. The Investors further agreed to vote any Additional Authorized Shares acquired by them in the same proportions as votes cast in respect of Common Stock held by other Company stockholders.

Ryan P. Taylor, a member of the Company’s board of directors as designated by the holders of the Company’s Preferred Stock, is the Managing Partner of Richmond Hill Investment Co., LP and a Managing Director of Richmond Hill Investments, LLC.

A copy of the Warrant Amendment is attached as Exhibit 4.4 to this report and is incorporated by reference herein. The foregoing summary description of the Warrant Amendment and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Warrant Amendment.

Jacksonville Refinancing Transaction

On July 10, 2012, MHI Jacksonville LLC and other affiliates of MHI entered into a Loan Agreement and other loan documents to secure a new $14.3 million mortgage (the “Mortgage Loan”) on the Crowne Plaza Jacksonville Riverfront hotel property (the “Hotel”) with Fifth Third Bank.

Pursuant to the loan documents:

•	the maturity date of the Mortgage Loan is July 10, 2015 with an extension option until July 10, 2016;

•	the Mortgage Loan carries a floating interest rate of the 30-day LIBOR rate plus 3.0% and amortizes on a 25-year schedule; and

•

the Mortgage Loan contains an earn-out feature which allows for an additional $3.0 million in proceeds to be funded during its term, contingent upon the Hotel’s satisfaction of certain debt coverage and loan-to-value covenants.

Proceeds of the Mortgage Loan were used to pay off the existing mortgage on the Hotel, which had an outstanding principal balance of $14.0 million and carried a fixed interest rate of 8.0%, and to pay closing costs related to the transaction.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 13, 2012, the Company issued a press release announcing the transactions effected pursuant to the Warrant Amendment. A copy of the press release is furnished as Exhibit 99.1 hereto.

On July 13, 2012, the Company issued a press release announcing the transactions effected pursuant to the debt financing of the Hotel. A copy of the press release is furnished as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.4	Amendment No. 2, dated July 10, 2012, to Warrant, dated as of April 18, 2011, as amended, by and among MHI Hospitality Corporation, Essex Illiquid, LLC and Richmond Hill Capital Partners, LP.

99.1	Press Release of MHI Hospitality Corporation dated July 13, 2012, announcing the transactions effected pursuant to the Warrant Amendment.

99.2	Press Release of MHI Hospitality Corporation dated July 13, 2012, announcing the transactions effected pursuant to the debt financing of the Crowne Plaza Jacksonville Riverfront hotel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2012

MHI HOSPITALITY CORPORATION

By:	/s/ Andrew M. Sims
Andrew M. Sims
Chief Executive Officer

Exhibit List

4.4	Amendment No. 2, dated July 10, 2012, to Warrant, dated as of April 18, 2011, as amended, by and among MHI Hospitality Corporation, Essex Illiquid, LLC and Richmond Hill Capital Partners, LP.

99.1	Press Release of MHI Hospitality Corporation dated July 13, 2012, announcing the transactions effected pursuant to the Warrant Amendment.

99.2	Press Release of MHI Hospitality Corporation dated July 13, 2012, announcing the transactions effected pursuant to the debt financing of the Crowne Plaza Jacksonville Riverfront hotel.

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